EXCHANGE AGREEMENT, dated as of January 4, 2006 (this "*Agreement*"), by and between, NOSTRUM PHARMACEUTICALS, INC., a Delaware corporation ("*Nostrum*"), and BERNARD BERK ("*Berk*").

WHEREAS, Berk is the beneficial owner of 20 shares of capital stock, par value $.01 per share (the "*Nostrum Common Stock*"), of Nostrum;

WHEREAS, Nostrum is the beneficial owner of in excess of 11,000,000 shares of common stock, par value $.001 per share (the "*Bionutrics Common Stock*"), of Bionutrics, Inc., a Nevada corporation ("*Bionutrics*"); and

WHEREAS, Berk desires to exchange all shares of Nostrum Common Stock held by Berk (the "*Nostrum Shares*") for 550,000 shares of Bionutrics Common Stock (the "*Bionutrics Shares*" and together with the Nostrum Shares, the "*Securities*").

NOW, THEREFORE, in consideration of the mutual premises and of the respective representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

1. Exchange.

(a) Berk hereby transfers and assigns to Nostrum the Nostrum Shares in exchange for the transfer and assignment to Berk of the Bionutrics Shares.

(b) Each party agrees to execute such other documents, instruments, agreements and consents, and take such other actions as may be reasonably requested by the other parties hereto to effectuate the transfer and assignment of the Nostrum Shares to Nostrum and of the Bionutrics Shares to Berk.

2. Closing; Deliveries.

(a) The closing (the "*Closing*") of the exchange of the Securities shall take place at 10:00 a.m. on January 4, 2006, or such later date as may be agreed by the parties (the "*Closing Date*") at the Law Offices of Carlton R. Asher, Jr., 110 East 59th Street, Suite 2900, New York, New York, or at such other place as the parties hereto shall mutually agree.

(b) The parties shall make the following deliveries at the Closing:

(i) Berk shall deliver to Nostrum the stock certificate evidencing the Nostrum Shares, duly endorsed (or accompanied by a duly executed stock power) free and clear of all mortgage, pledge, lien, encumbrance, charge or other adverse claim (each, a "*Lien*").

(ii) Nostrum shall deliver, or cause Bionutrics to deliver, to Berk a stock certificate evidencing the Bionutrics Shares registered in Berk's name free and clear of all Liens other than (i) restrictions on transfer under applicable state and federal securities laws and other than restrictions on resale of such Bionutrics Shares, and (ii) the transfer restrictions set

forth in the Lock-up Agreement between Bionutrics and Berk to be executed and delivered by Berk at the Closing.

3. Representations, Warranties and Covenants of Nostrum. Nostrum represents and warrants to Berk as of the Closing that:

(a) Organization, Good Standing and Qualification. Nostrum is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Nostrum has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, and to carry out the provisions of this Agreement, and to carry on its business as presently conducted and as presently proposed to be conducted. Nostrum is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on Nostrum or its assets, liabilities, financial condition, prospects or operations.

(b) Authorization; Valid and Binding Agreement. Nostrum has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations and undertakings hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Nostrum of this Agreement, the performance by Nostrum of its obligations and undertakings hereunder, and the consummation by Nostrum of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Nostrum and no other proceedings on the part of Nostrum are necessary to authorize the execution or delivery by Nostrum of this Agreement, the performance by Nostrum of its obligations and undertakings hereunder or the consummation by Nostrum of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Nostrum, and constitutes the valid and binding obligations of Nostrum, enforceable against Nostrum in accordance with its terms.

(c) Compliance with Other Instruments. The execution and delivery by Nostrum of this Agreement, the performance by Nostrum of its obligations and undertakings contemplated under this Agreement, and the consummation of the transactions contemplated under this Agreement, do not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or entitle any person to receipt of notice or to a right of consent under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to any increased, additional, accelerated or guaranteed rights or entitlement of any person under, or result in the creation of any pledge, lien, encumbrance or charge upon any of the properties or assets of Nostrum under, any provision of (A) Nostrum's certificate of incorporation or bylaws, (B) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement, instrument or arrangement to which Nostrum is a party or by which any of its respective properties or assets are bound, (C) any license, franchise, permit or other similar authorization held by Nostrum, or (D) any judgment, order or decree or statute, law, ordinance, rule or regulation applicable to Nostrum or its respective properties or assets.

(d) Title to Properties and Assets; Liens, Etc. Nostrum has title to the Bionutrics Shares free of any Lien.

(e) Valuation of Shares of Bionutrics Common Stock. Nostrum valued, for income tax purposes, the 6,000,000 shares of Bionutrics Common Stock it received pursuant to the Stock Purchase Agreement, dated June 16, 2004, by and between Nostrum and Bionutrics at approximately $.04 on a per share basis.

(f) Consent of Bionutrics. Bionutrics has consented and agreed to the assignment to Berk from Nostrum of the 550,000 Bionutrics Shares.

4. Representations, Warranties and Covenants of Berk. Berk represents and warrants to Nostrum as of the Closing that:

(a) Authorization; Valid and Binding Agreement. Berk has all requisite power and authority to execute and deliver this Agreement, to perform his obligations and undertakings hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Berk of this Agreement, the performance by Berk of his obligations and undertakings hereunder, and the consummation by Berk of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Berk and no other proceedings on the part of Berk are necessary to authorize the execution or delivery by Berk of this Agreement, the performance by Berk of his obligations and undertakings hereunder or the consummation by Berk of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Berk, and constitutes the valid and binding obligations of Berk, enforceable against Berk in accordance with its terms.

(b) Investment Representation Regarding Nostrum Shares. (i) Berk has received and carefully reviewed the information provided in Nostrum's memorandum dated February 1, 2005 (the "February 1, 2005 Memorandum"), and the exhibits thereto, describing Bionutrics and Nostrum and the initial exchange offer described therein (the "Initial Exchange Offer"). Thereafter, Berk, while declining the Initial Exchange Offer, has received and otherwise had access to information regarding Nostrum's business and financial condition, including, without limitation, Nostrum's entering into a Technology License Agreement with Bionutrics on or about March 16, 2005; the issuance and sale to Nostrum of 6,000,000 shares of Bionutrics Common Stock in partial consideration for such agreement; the approval by the Food and Drug Administration of an Abbreviated New Drug Application for the manufacture and commercial sale of one of Nostrum's licensed products; and the commencement of a suit against the licensee of such product by the owner of the branded product alleging that the licensee's product infringed three patents held by the owner of the branded product.

(ii) To Berk's knowledge, Berk has title to the Nostrum Shares free of any Lien.

(iii) Since acquiring the Nostrum Shares in 2003, Berk has held the Nostrum Shares for investment purposes.

(iv) Berk holds the Nostrum Shares and has full power and authority to tender, sell, assign and deliver the Nostrum Shares pursuant to this Agreement and that, when the same is accepted, Nostrum will acquire good, marketable and unencumbered title thereto, free and clear of all Liens.

(v) Berk has made his own investigation and appraisal of the condition (financial and otherwise) of Nostrum and Bionutrics; had access to such financial and other information concerning Nostrum and Bionutrics that Berk has deemed necessary in connection with the transactions contemplated by this Agreement and had adequate opportunity to ask questions of and request information from Nostrum.

(c) Investment Representations Regarding Bionutrics Shares. (i) Berk acknowledges that he has received and reviewed Bionutrics' Form 10-K for the fiscal years ended October 31, 2002, October 31, 2003 and October 31, 2004; he has received or otherwise had access to all other filings made by Bionutrics with the Securities and Exchange Commission ("Bionutrics Disclosure Documents") and is familiar with and understands the business and operations of Bionutrics and Nostrum and the risks inherent therein.

(ii) Berk understands and acknowledges that no independent investment banking firm, financial advisor or legal counsel has passed upon or assumed any responsibility for the accuracy, completeness or fairness of the information contained in the February 1, 2005 Memorandum, this Agreement or the Bionutrics Disclosure Documents or rendered any fairness opinion with respect to the transactions contemplated by this Agreement (the "Exchange Offer").

(iii) Berk understands and acknowledges that any financial projections in connection with the Exchange Offer have not been prepared by independent accountants and are based on numerous assumptions regarding revenues and expenses and other factors which may not be realized in the future.

(iv) Berk acknowledges that he has been encouraged to rely upon the advice of his legal counsel and accountants or other financial advisers with respect to the financial, tax and other considerations relating to the Exchange Offer and has been offered, during the course of discussions concerning the Exchange Offer, the opportunity to ask such questions and inspect such documents concerning Bionutrics and Nostrum, as the case may be, and their respective business and financial affairs, as Berk has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

(v) The Bionutrics Shares are being acquired solely for Berk's own account for investment purposes only and not with a view to distribution or resale. Neither Berk nor any agent on his behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Bionutrics Shares to any person or persons so as to require the offer or sale of such securities pursuant to this Agreement to be registered under the Securities Act of 1933 (the "1933 Act"), or any applicable state securities laws. Likewise, Berk has no contract, understanding, agreement or arrangement to sell or otherwise transfer or dispose of the Bionutrics Shares or any portion thereof to any other person. Berk acknowledges that, as a consequence thereof, he must bear the economic risk of the investment for an indefinite period of time because the Bionutrics Shares cannot be resold or otherwise transferred unless (A) subsequently registered under the 1933 Act and any applicable state securities laws (which Bionutrics is not obligated to do), or an exemption from such registration is available and (B) such sale or transfer complies with the provisions of the Lock-up Agreement.

(vi) Berk is an "Accredited Investor" as defined in Rule 506 under the 1933 Act, is experienced in evaluating and investing in securities of companies in the development stage and acknowledges that he can fend for himself, can bear the economic risk of the purchase of the Bionutrics Shares including the total loss of his investment, and has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Bionutrics Shares.

(vii) Berk understands that the Bionutrics Shares have not been registered under the 1933 Act or the securities laws of any state and are subject to substantial restrictions on resale or transfer.

(viii) Berk agrees that he will not sell or otherwise transfer or dispose of the Bionutrics Shares or any portion thereof unless the Bionutrics Shares are registered under the 1933 Act and any applicable state securities laws, or unless Berk obtains an opinion of counsel which is reasonably satisfactory to Bionutrics that such Bionutrics Shares may be sold in reliance on an exemption from such registration requirements and he otherwise complies with the provisions of the Lock-up Agreement.

(ix) Berk understands that Bionutrics will place a legend on the certificate(s) representing the Bionutrics Shares indicating that the Bionutrics Shares may not be transferred except in accordance with an exemption from the 1933 Act; Bionutrics will not register a transfer not made in accordance with an exemption from the 1933 Act; and Berk therefore may be precluded from selling or otherwise transferring or disposing of any of the Bionutrics Shares or any portion thereof for an indefinite period of time or at any particular time.

(x) Berk understands that the Bionutrics Shares are being offered and sold in reliance on specific exemptions or exclusions from the registration requirements of federal and state laws and that Nostrum is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings set forth herein in order to determine the suitability of Berk to acquire the Bionutrics Shares.

5. Lock-up Agreement. Berk hereby agrees to execute and deliver to Nostrum for delivery to Bionutrics, the Lock-up Agreement in the form attached hereto as Exhibit A (the "Lock-up Agreement"), upon receipt by Berk of reasonable satisfactory documentation that each officer of the Company, director of the Company and holder of greater than 2% of the outstanding voting securities of the Company (other than Asia Pacific investment Holdings, Ltd ("APIH") is subject to restrictions on transfer for at least eighteen (18) months on terms at least as restrictive as those set forth in the Lock-Up Agreement.

6. Legend. The certificates evidencing the Bionutrics Shares to be delivered hereunder may be stamped or otherwise imprinted with the following legend:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER FEDERAL OR APPLICABLE STATE SECURITIES LAWS AND INSTEAD ARE BEING OFFERED PURSUANT TO EXEMPTIONS CONTAINED IN SAID LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "*SECURITIES ACT*") OR (2) BIONUTRICS, INC. (THE "*COMPANY*") SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT NO VIOLATION OF THE SECURITIES ACT OR SIMILAR STATE ACTS WILL BE INVOLVED IN SUCH TRANSFER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A LOCK-UP AGREEMENT. A COPY OF THIS AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

7. Notices. All notices, requests and other communications to any party hereunder shall be in writing, and shall be sufficient if delivered personally or sent by facsimile (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Berk:

Bernard Berk
Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, NJ 07647
Telecopy: (201) 750-2646

With a copy to:

Reitler Brown & Rosenblatt LLC
800 Third Avenue
21st Floor
New York, New York 10022

Attention: Scott H. Rosenblatt
Telecopy: (212) 371-5500

If to Nostrum:

Nostrum Pharmaceuticals, Inc.
505 Thornall Street, #304
Edison, New Jersey 08837
Telecopy: (732) 635-0042
Attention: President

With a copy to:

Law Offices of Carlton R. Asher, Jr.
110 East 59th Street, Suite 2900
New York, New York 10022-1304
Attention: Carlton R. Asher, Jr.
Telecopy: (212) 223-4912

8. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of Nostrum and Berk. This Agreement and the rights and obligations hereunder shall not be assignable by Nostrum or Berk without the prior written consent of the other party. Any attempted assignment in violation of this Section 8 shall be void.

9. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties to be so charged. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10. Invalidity of Provisions. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in such jurisdiction, or the validity or enforceability of this Agreement, including such provision, in any other jurisdiction.

11. Execution in Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute but one and the same instrument.

12. Integration. The parties agree that this Agreement, together with the Lock-up Agreement, contains the entire agreement and understanding between or among the parties, and supersedes any prior agreement or understanding, relating to the subject matter hereof.

13. Further Assurances. Each of the parties hereto covenants and agrees upon the request of the other, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to give full effect to this Agreement.

14. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

15. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective successors and permitted assigns. This Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party except as set forth in this Section 15.

16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS).

17. CONSENT TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS. EACH PARTY HERETO AGREES NOT TO COMMENCE ANY LEGAL PROCEEDING RELATED HERETO EXCEPT IN SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANOTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

19. Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute, this Exchange Agreement as of the day first above written.

NOSTRUM PHARMACEUTICALS, INC.

By: Nirmal Mulye
Name: NIRMAL MULYE
Title: PRESIDENT

BERNARD BERK

Acknowledged and Agreed as to Section 3(f) hereof:

BIONUTRICS, INC.

By:
Name: Ronald H. Lane
Title: Pres

EXHIBIT A

BIONUTRICS, INC.
LOCK-UP AGREEMENT

THIS AGREEMENT ("Agreement") is made as of __________, by and between Bionutrics, Inc., a Nevada corporation ("Company"), and Bernard Berk ("Stockholder")

WHEREAS, on the date hereof, the Stockholder owns certain shares of common stock, par value $0.001 of the Company ("Stockholder Shares").

WHEREAS, the Company and the Stockholder desire to enter into this Agreement for the purposes, among others, of limiting the manner and terms by which the Stockholder Shares may be transferred.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Restrictions on Transfer; Termination Date. The restrictions set forth in this Section shall apply to all of the Stockholder Shares for the period commencing on the date hereof and terminating on the earlier of (i) eighteen (18) months from the date hereof, (ii) the termination of this Agreement by the Company, in its sole discretion, prior to the Termination Date or (iii) the date upon which any officer of the Company, director of the Company or holder of greater than 2% of the outstanding voting securities of the Company (other than Asia Pacific investment Holdings, Ltd ("APIH") is not subject to restrictions at least as restrictive as those set forth in this Section ("Lock-Up Period"). This Agreement shall terminate on the earlier of the three dates ("Termination Date").

(a) Lock-Up Period. The Stockholder agrees that he will not, during the Lock-Up Period, sell, transfer, grant an option or other interest in, or otherwise dispose of by means of any securities exchange or market (collectively, a "Public Transfer") any interest in any Stockholder Shares except (i) as permitted under Section 1(b) hereof, (ii) pursuant to the provisions of Section 1(c) hereof, or (iii) upon a sale of the Company to an unaffiliated third party in a transaction approved by the Board of Directors and Stockholders holding a majority of shares outstanding; provided, however, that after the passage of nine (9) months from the date hereof, the Stockholder may sell an amount up to eleven percent (11%) per month (calculated on a non-cumulative basis) of the Stockholder Shares that were owned by the Stockholder as of the date hereof. This Lock-Up Period shall apply to Stockholder Shares whether or not they are eligible for resale on the basis of Rule 144 promulgated under the Securities Act of 1933, as amended (the "1933 Act"), or have been registered under the 1933 Act.

(b) Private Sales. The Stockholder may transfer Stockholder Shares in a private sale or by gift to an individual or entity in a transaction that does not involve a Public Transfer, and is in compliance with Rule 144 under the 1933 Act and other applicable federal and state securities laws ("Private Sale"). In connection with any Private Sale, the Stockholder must comply with the provisions of this Section 1(b) and must deliver an opinion of counsel satisfactory to the Company that the transfer complies with Rule 144 and other applicable federal

and state securities laws or other applicable exemptions from the registration requirements under Section 5 of the 1933 Act. In the case of any Private Sale, the transferees shall have agreed by execution of a copy of this Agreement to be bound by the provisions of this Agreement with respect to the Stockholder Shares so transferred

(c) Additional Permitted Transfers. The restrictions contained in this Section shall not apply to the transfer of Stockholder Shares by the Stockholder (a) pursuant to applicable laws of descent and distribution, or (b) to any person who directly or indirectly controls, is controlled by or is under common control with the Stockholder ("Additional Permitted Transfer"), provided however, in the case of any Additional Permitted Transfer, the transferees shall have agreed by execution of a copy of this Agreement to be bound by the provisions of this Agreement with respect to the Stockholder Shares so transferred.

(d) Restrictions Imposed upon Company Insiders. The Company hereby represents and warrants to the Stockholder that, as of the date of this Agreement, (i) each officer of the Company, director of the Company and holder of greater than 2% of the outstanding voting securities of the Company (other than APIH), in each case, is subject to restrictions, with respect to the shares of equity securities of the Company owned by such party, that are substantially similar to the restrictions imposed upon the Stockholder pursuant to this Agreement (the "Company Insider Restrictions") and (ii) the Company Insider Restrictions are not due to terminate at any time prior to the Termination Date.

2. Legend. Each certificate issued in exchange for or upon the transfer of any Stockholder Shares (if transferred shares remain Stockholder Shares after a transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

> THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER AGREEMENTS SET FORTH IN A LOCK-UP AGREEMENT. A COPY OF THIS AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

The legend set forth above shall be removed from certificates evidencing shares which cease to be subject to this Lock-Up Agreement.

4. Transfers in Violation of Agreement. Any transfer or attempted transfer of any Stockholder Shares in violation of any provision of this Agreement shall be void ab initio, and the Company shall not record that transfer on its books or treat any purported transferee of those Stockholder Shares as the owner of the shares for any purpose.

5. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company unless the modification, amendment, termination or waiver is approved in writing by the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of those provisions and shall not affect the right of a party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

6. Severability. In the event that any one or more of the provisions of this Agreement should be held to be invalid, illegal or unenforceable in any respect by reason of any law, statute or regulation existing now or in the future in any jurisdiction by any court of

competent authority or by a legally enforceable directive of any governmental body, then the provision shall be deleted with respect to that jurisdiction and the enforceability of the remaining provisions of this Agreement shall not otherwise be affected or limited.

7. Entire Agreement. This Agreement sets forth the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements, oral or written, between the parties which may relate to the subject matter hereof.

8. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholder and any permitted subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares.

9. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which taken together shall constitute but one and the same agreement.

10. Remedies. The Company and the Stockholder shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights hereunder. The parties acknowledge and agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and the Stockholder may in their sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

11. Notices. Any notice provided for in this Agreement shall be in writing and shall either be deemed delivered when delivered personally, mailed first class (postage prepaid) three days after deposit in the U.S. mail or when sent by reputable overnight courier service (charges prepaid) one day after deposit with such courier service to (i) the Company or the Stockholder, as the case may be, at the address(es) set forth below and (ii) any subsequent holder of Stockholder Shares subject to this Agreement at such address as indicated in the Company's records, or at the address or to the attention of any other person the recipient party may specify by written notice pursuant hereto.

If to the Company at:	Bionutrics, Inc. 2415 East Camelback Road, Suite 700 Phoenix, AZ, 85016 Attn: Ronald Howard Lane, Ph.D. Tel: (602) 508-0112 Fax: (602) 508-0115
If to the Stockholder at:	Bernard Berk Elite Pharmaceuticals, Inc. 165 Ludlow Avenue Northvale, NJ 07647 Tel: Fax: (201) 750-2646

12. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice or conflict of law principles thereof.

13. **WAIVER OF JURY TRIAL. THE COMPANY AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.**

14. Consent to Jurisdiction and Service of Process. All judicial proceedings brought by the parties with respect to this Agreement or the Stockholder Shares hereunder may be brought in any state or federal court of competent jurisdiction in the State of New York and by execution and delivery of this Agreement the parties accept, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement. The parties hereby waive personal service of process and consent that service of process may be made by certified or registered mail, return receipt requested, as provided herein, and service so made shall be deemed completed on the third (3rd) Business Day after mailing.

IN WITNESS WHEREOF, the parties hereto have executed this Lock-up Agreement on the day and year first above written.

BIONUTRICS, INC.

By:______________________________
Its______________________________

STOCKHOLDER:

____

Name: Bernard Berk
Address: c/o Elite Pharmaceuticals, Inc.
165 Ludlow Avenue
Northvale, NJ 07647